UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION RE QUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934

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FINANCIAL INVESTORS TRUST

(Name of Registrant as Specified In Its Charter)

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FINANCIAL INVESTORS TRUST

Emerald Insights Fund

Emerald Finance and Banking Innovation Fund

(each, a “Fund”)

Supplement dated June 25, 2025 to the
Prospectus and Statement of Additional Information,

each dated August 31, 2024, as supplemented

The Board of Trustees (the “Board”) of Financial Investors Trust (the “Trust”), based upon the recommendation of Emerald Mutual Fund Advisers Trust, the investment adviser to the Funds, approved the proposed reorganization of each Fund into the series of The RBB Fund, Inc. (each, a “New Fund”) identified in the table below, subject in each case to the approval of the shareholders of the relevant existing Fund (each, a “Reorganization”).

Fund	New Fund
Emerald Insights Fund	F/m Emerald Special Situations ETF
Emerald Finance and Banking Innovation Fund	Emerald Banking & Finance Evolution Fund

The Board also approved an Agreement and Plan of Reorganization for each of the Funds (each, a “Plan”). Each Reorganization is intended to qualify as a tax-free reorganization for federal income tax purposes.

For the Emerald Financial and Banking Innovation Fund, the applicable Plan provides that the existing Fund will transfer all of its assets to the New Fund, in exchange solely for (1) the number of the New Fund shares equivalent in value to shares of the existing Fund outstanding immediately prior to the closing date of the Reorganization, and (2) the New Fund’s assumption of all of the existing Fund’s liabilities, followed by a distribution of those shares to the existing Fund’s shareholders so that the existing Fund’s shareholders receive shares of the New Fund equivalent in value to the shares of the existing Fund held by such shareholder on the closing date of the Reorganization.

For the Emerald Insights Fund, the applicable Plan provides that the Emerald Insights Fund (1) will recapitalize so that it has a single class of shares outstanding and so that each holder of that single class of shares holds shares of that single class immediately after the recapitalization with an aggregate value equal to the aggregate value of any shares of the Emerald Insights Fund held immediately prior to the recapitalization, and (2) following the recapitalization, shall redeem all fractional shares of the Emerald Insights Fund outstanding. After the recapitalization and redemption of all fractional shares, the Emerald Insights Fund will transfer all of its assets to the corresponding New Fund, in exchange solely for (1) the number of the New Fund shares equivalent in value to shares of the relevant existing Fund outstanding immediately prior to the closing date of the Reorganization, and (2) the New Fund’s assumption of all of the relevant existing Fund’s liabilities, followed by a distribution of those shares to such existing Fund’s shareholders so that the existing Fund’s shareholders receive shares of the corresponding New Fund equivalent in value to the shares of the existing Fund held by such shareholder on the closing date of the Reorganization.

Based upon additional information received by the Trust, the Trust will hold a shareholder meeting on or about July 29, 2025, as may be adjourned, at which shareholders of each existing Fund as of June 10, 2025 will be asked to consider and vote on the applicable Plan. If shareholders of each Fund approve the Reorganization with respect to that Fund, the Reorganizations are expected to take effect in or around August 1, 2025.

Shareholders of each existing Fund will receive a combined prospectus/proxy statement with additional information about the shareholder meeting, the Reorganizations, and the New Funds. Please read these materials carefully, as they will contain a more detailed description of the Reorganizations.

As of the date of this supplement, the supplement dated May 6, 2025 to the Prospectus and Statement of Additional Information, each dated August 31, 2024, as supplemented, is no longer in force and effect.

Please retain this supplement with your Prospectus and
Statement of Additional Information.

FINANCIAL INVESTORS TRUST

Emerald Growth Fund

(the “Fund”)

Supplement dated June 25, 2025 to the
Prospectus and Statement of Additional Information,

each dated October 30, 2024, as supplemented

The Board of Trustees (the “Board”) of Financial Investors Trust (the “Trust”), based upon the recommendation of Emerald Mutual Fund Advisers Trust, the investment adviser to the Fund, approved the proposed reorganization of the Fund into a correspondingly named series of The RBB Fund, Inc. (the “New Fund”), subject to the approval of the shareholders of the existing Fund (the “Reorganization”).

The Board also approved an Agreement and Plan of Reorganization (the “Plan”) that provides that the existing Fund will transfer all of its assets to the New Fund, in exchange solely for (1) the number of the New Fund shares equivalent in value to shares of the existing Fund outstanding immediately prior to the closing date of the Reorganization, and (2) the New Fund’s assumption of all of the existing Fund’s liabilities, followed by a distribution of those shares to the existing Fund’s shareholders so that the existing Fund’s shareholders receive shares of the New Fund equivalent in value to the shares of the existing Fund held by such shareholder on the closing date of the Reorganization. The Reorganization is intended to qualify as a tax-free reorganization for federal income tax purposes.

Based upon additional information received by the Trust, the Trust will hold a shareholder meeting on or about July 29, 2025, as may be adjourned, at which shareholders of the existing Fund as of June 10, 2025 will be asked to consider and vote on the Plan. If shareholders of the Fund approve the Reorganization with respect to the Fund, the Reorganization is expected to take effect in or around August 1, 2025.

Shareholders of the existing Fund will receive a combined prospectus/proxy statement with additional information about the shareholder meeting, the Reorganizations, and the New Fund. Please read these materials carefully, as they will contain a more detailed description of the Reorganization.

As of the date of this supplement, the supplement dated May 6, 2025 to the Prospectus and Statement of Additional Information, each dated August 31, 2024, as supplemented, is no longer in force and effect.

Please retain this supplement with your Prospectus and
Statement of Additional Information.